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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Atmos Energy Corporation for the registration of 1,500,000 shares of its common stock of our report dated November 10, 1998 with respect to the consolidated financial statements of Atmos Energy Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP


Dallas, Texas
March 1, 1999